Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary share, par value of US$0.0005 per share, of AsiaStrategy, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 15, 2025.

Jason Kin Hoi Fang

12/15/2025
Date

/s/ Jason Kin Hoi Fang
Signature

Jason Kin Hoi Fang/Individual
Name/Title

Sora Ventures Global Limited (f.k.a. Pride River Limited)

12/15/2025
Date

/s/ Kwan Ngai
Signature

Kwan Ngai/Director
Name/Title

Sora Vision Limited

12/15/2025
Date

/s/ Jason Kin Hoi Fang
Signature

Jason Kin Hoi Fang/Director
Name/Title

Sora Ventures II Master Fund

12/15/2025
Date

/s/ Jason Kin Hoi Fang
Signature

Jason Kin Hoi Fang/Director
Name/Title